UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 20, 2019 (May 16, 2019)

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

FIRST INDUSTRIAL, L.P.

(Exact name of registrant as specified in its charter)

First Industrial Realty Trust, Inc.:

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Industrial, L.P.:

Delaware	333-21873	36-3924586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One North Wacker Drive, Suite 4200

Chicago, Illinois 60606

(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
First Industrial Realty Trust, Inc.	Common Stock	FR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01: Entry into a Material Definitive Agreement.

On May 16, 2019, First Industrial Realty Trust, Inc. (the “Company”) and First Industrial, L.P. (the “Operating Partnership”) entered into a Note and Guaranty Agreement, dated as of May 16, 2019 (the “Note and Guaranty Agreement”) to sell $150.0 million of 3.97% Series E Guaranteed Senior Notes due July 23, 2029 (the “Notes”) issued by the Operating Partnership in a private placement. The Company is the sole general partner of the Operating Partnership. The issuance and sale of the Notes is scheduled to occur on or about July 23, 2019.

The Notes require semi-annual interest payments with principal due on July 23, 2029. The Notes are unsecured obligations of the Operating Partnership and will be fully and unconditionally guaranteed by the Company.

Subject to the terms of the Note and Guaranty Agreement and the Notes, upon certain events of default, including, but not limited to, (i) a default in the payment of any principal, Make-Whole Amount, as discussed below, or interest under the Notes and (ii) a default in the payment of certain other indebtedness of the Operating Partnership or of the Company or of their subsidiaries, the principal and accrued and unpaid interest and the Make-Whole Amount on the outstanding Notes will become due and payable at the option of the holders.

The Operating Partnership will be permitted to prepay at any time all, or from time to time any part of, the outstanding Notes, in the amount not less than 5% of the aggregate principal amount of the Notes then outstanding at (i) 100% of the principal amount so prepaid, together with accrued interest, and (ii) the “Make-Whole Amount” as defined in the Note and Guaranty Agreement. In general, the Make-Whole Amount is equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the principal amount of the Notes being prepaid over the amount of such Notes’ prepayment.

The Note and Guaranty Agreement contains customary covenants that are substantially similar to the covenants in the Operating Partnership’s existing revolving credit facility and term loans. These covenants and restrictions require the Operating Partnership and the Company to comply with certain indebtedness and cash flow covenants and also limit the ability of the Operating Partnership and the Company to incur additional indebtedness, merge, consolidate or sell all or substantially all of its assets and enter into transactions with related parties. These covenants, which are described more fully in the Note and Guaranty Agreement, to which reference is made for a complete statement of the covenants, are subject to certain exceptions.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy the Notes.

The foregoing description of the Notes and Note and Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the Note and Guaranty Agreement, a copy of each of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 16, 2019, the Company issued a press release with respect to the execution of the Note and Guaranty Agreement. A copy of the press release is attached and incorporated by reference as Exhibit 99.1.

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 16, 2019, the Company and the Operating Partnership entered into the Note and Guaranty Agreement, the terms and conditions of which are described in Item 1.01 of this Form 8-K, which by this reference is incorporated herein.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Note and Guaranty Agreement, dated as of May 16, 2019, by and among First Industrial, L.P., First Industrial Realty Trust, Inc. and the purchasers of the notes party thereto (including the form of the 3.97% Series E Guaranteed Senior Notes due July 23, 2029)

99.1	First Industrial Realty Trust, Inc. Press Release dated May 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Daniel J. Hemmer
Name:	Daniel J. Hemmer
Its:	General Counsel

FIRST INDUSTRIAL, L.P.

By:	First Industrial Realty Trust, Inc., its general partner

By: /s/ Daniel J. Hemmer
Name: Daniel J. Hemmer
Its: General Counsel

Date: May 20, 2019